UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	June 21, 2005

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code		(617) 523-7722

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

On June 20, 2005, the Registrant sold and issued an aggregate of 122,883 shares of its Class B Common Stock (the “Stock”) to individuals deemed to be executive officers of the Registrant for an aggregate purchase price of approximately $290,000, paid in cash, in a transaction made in compliance with Rule 506 promulgated under the Securities Act of 1933, as amended (the “Act”), and therefore exempt from the registration requirements of Section 5 of the Act. The exemption was available with respect to the sale and issuance of the Stock due to the limited number of purchasers of the Stock and their status as accredited investors.

In connection with the sale and issuance of the Stock, the Registrant did not incur any underwriting discounts or commissions.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date: June 21, 2005	/s/ Christopher M. Nichols
Name: Christopher M. Nichols
Title: Chief Accounting Officer